As filed with the Securities and Exchange Commission on October 23, 2000
                                                              File No. 333-42325

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                MALLINCKRODT INC.
             (Exact name of registrant as specified in its charter)

                New York                              36-1263901
      (State or other jurisdiction                   (IRS Employer
    of incorporation or organization)             Identification No.)


                             675 McDonnell Boulevard
                            St. Louis, Missouri 63134
                                 (314) 654-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 Mark H. Swartz
                                 Vice President
                        c/o Tyco International (US) Inc.
                                  One Tyco Park
                           Exeter, New Hampshire 03833
                                 (603) 778-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Abbe L. Dienstag, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022

                         POST-EFFECTIVE AMENDMENT NO. 1


      Mallinckrodt Inc., a New York corporation ("Mallinckrodt"), hereby deregisters debt securities in the amount of $500,000,000, representing the securities remaining unsold under Mallinckrodt's Registration Statement on Form S-3, File No. 333-42325. The securities are being deregistered as a result of the merger on October 17, 2000 of Mallinckrodt with an indirect subsidiary of Tyco International Ltd., a Bermuda company ("Tyco"), as a result of which Mallinckrodt became a wholly-owned indirect subsidiary of Tyco.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of October, 2000.

                                          MALLINCKRODT INC.

                                          By: /s/ C. Ray Holman
                                              --------------------------
                                          Name: C. Ray Holman
                                          Title: Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on the 23rd day of October, 2000.



    Signature                         Title
    ---------                         -----

/s/ Irving Gutin                     Director
------------------------
Irving Gutin


/s/ L. Dennis Kozlowski              Director
------------------------
L. Dennis Kozlowski


/s/ Mark Swartz                      Director
------------------------
Mark Swartz


                                       -3-